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                                                                    EXHIBIT 10.5


                                   IMX, INC.

                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT

     This Agreement is made as of March 3, 1998 among IMX, Inc., a Delaware corporation, with a principal place of business at 111 Deerwood Road, Suite 220, San Ramon, California 94583 (the "Company"), and the persons and entities listed on the Schedule of Purchasers attached hereto as Exhibit A (the "Purchasers").

                                   SECTION I

                   AUTHORIZATION AND SALE OF PREFERRED STOCK

     1.1 Authorization. The Company will authorize the sale and issuance of 8,741,933 shares (the "Shares") of its Series C Preferred Stock (the "Preferred"), at the price of $1.55 per share, having the rights, preferences, privileges and restrictions as set forth in the Third Amended and Restated Certificate of Incorporation (the "Restated Certificate") in the form attached to this Agreement as Exhibit B.

     1.2 Sale of Preferred. Subject to the terms and conditions hereof, the Company will issue and sell to each of the Purchasers at the Closing (as defined below), and the Purchasers will severally buy from the Company at the Closing, the total number of Shares of Preferred specified opposite such Purchaser's name on the Schedule of Purchasers, at the aggregate purchase price set forth on the Schedule of Purchasers. The Company's agreements with each of the Purchasers are separate agreements, and the sales of the Shares to each of the Purchasers are separate sales.

                                  SECTION II

                              CLOSINGS; DELIVERY

     2.1  Closings.

          (a) The Closing of the purchase and sale of the Preferred Shares (the "Closing") shall take place at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Ave., Palo Alto, CA 94301 at 3:00 p.m., local time, on March 3, 1998 (the "Closing"), or at such other time and place as the Company and the Purchasers shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

          (b) At its option, the Company may schedule one or more additional closings ("Additional Closings") for the purchase and sale of any Shares not sold at the Closing on such date or dates after the Closing as the Company may determine, but not later than sixty (60) days after the initial Closing Date at a price not less than $1.55 per share to Centex Corporation or entities affiliated therewith, provided that such party or parties enter into the Rights Agreement, the Voting Agreement and the Co-Sale Agreement (each as defined in Section 32). Pursuant to this Agreement, the Company may sell Shares at the Additional Closings, if any, without any
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waiver, consent or approval of the Purchasers who participated in the Closing.
Each purchaser of Shares at any Additional Closing will become a party to this Agreement and will be a "Purchaser," and such purchaser's shares will be "Shares," for all purposes of this Agreement after such Additional Closing.

     2.2 Delivery. At the Closing, the Company shall deliver to each Purchaser a certificate or certificates, registered in such Purchaser's name set forth on the Schedule of Purchasers, representing the number of Shares designated on the Schedule of Purchasers to be purchased by such Purchaser, against payment of the purchase price therefor, by check payable to the Company or wire transfer per the Company's instructions, or a combination thereof.

                                  SECTION III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on Exhibit C attached hereto, the Company represents and warrants to the Purchasers as follows:

     3.1 Organization and Standing; Certificate and Bylaws. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as currently conducted and as proposed to be conducted in the Business Plan dated January 30, 1998 (the "Business Plan"). The Company is currently qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse affect on the Company's business as now conducted or its properties. The Company has furnished the Purchasers' special counsel with true and complete copies of its Certificate of Incorporation and Bylaws, as amended to date.

     3.2 Corporate Power. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Second Amended and Restated Investor Rights Agreement in substantially the form attached hereto as Exhibit D (the "Rights Agreement"), the First Amended and Restated Voting Agreement in substantially the form attached hereto as Exhibit E (the "Voting Agreement"), the Second Amended and Restated Co-Sale Agreement in substantially the form attached hereto as Exhibit H (the "Co-Sale Agreement"), to sell and issue the Shares hereunder, to issue the Common Stock of the Company (the "Common Stock") issuable upon conversion of the Shares, and to carry out and perform all of its obligations under the terms of this Agreement, the Rights Agreement, the Voting Agreement, the Co-Sale Agreement and the Restated Certificate and to carry on its business as presently conducted and as presently proposed to be conducted, and such other agreements and instruments.

     3.3 Capitalization. The authorized capital stock of the Company consists, or will, upon the filing of the Restated Certificate, consist, of 26,000,000 shares of Common Stock, of which 2,576,900 shares will be issued and outstanding immediately prior to the Closing, and 17,939,328 shares of Preferred Stock, of which 4,216,216 shares have been designated "Series A Preferred Stock", 4,981,179 shares have been designated "Series B Preferred Stock" and

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8,741,933 shares have been designated "Series C Preferred Stock". Immediately prior to the Closing, 4,216,216 shares of Series A Preferred Stock, 4,970,179 shares of Series B Preferred Stock and no shares of Series C Preferred Stock will be issued and outstanding. All outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, were issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights. There are no authorized or outstanding subscription, warrant, option or other rights or commitments (including, without limitation, preemptive rights, conversion rights or rights of first refusal) to purchase or acquire from the Company any shares of any class of capital stock of the Company or securities convertible into or exchangeable for such capital stock, other than outstanding warrants to purchase 11,000 shares of Series B Preferred Stock and authorized options to purchase 3,861,100 shares of Common Stock pursuant to the Company's 1996 Stock Plan, of which 3,185,743 shares are subject to outstanding options, 5,000 shares have been issued upon exercise of options and 670,357 shares are available for future grant. Other than the Voting Agreement, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any person and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

     3.4 Authorization. All corporate action on the part of the Company, its directors, officers and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the Rights Agreement, the Voting Agreement and the Co-Sale Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the Common Stock issuable upon conversion of the Shares and the performance of all of the Company's obligations hereunder and thereunder has been taken or will be taken prior to the Closing. Each of this Agreement, the Rights Agreement, the Voting Agreement and the Co-Sale Agreement when each is executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the indemnification provisions of Section
5.7 of the Rights Agreement may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief of other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable, and will have the rights, preferences, privileges and restrictions described in the Restated Certificate. The Common Stock issuable upon conversion of the Shares has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Restated Certificate will be duly and validly issued, fully paid and nonassessable. The issuance and delivery of the Shares and such Common Stock issuable upon conversion thereof, as applicable, is not subject to any preemptive or other similar rights or any liens or encumbrances or other restrictions on transfer that have not been waived or complied with; provided, however, that the Shares, and such Common Stock issuable upon conversion thereof, as applicable, may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or in the Rights Agreement.

     3.5 Financial Statements. The Company has delivered to each Purchaser its unaudited balance sheet as of December 31, 1997 and statements of income, stockholders' equity and cash flows for the period then ended (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting

                                       3
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principles applied on a consistent basis throughout the periods indicated. The
Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no liabilities of any nature (matured or unmatured, fixed or contingent), other than (x) liabilities incurred in the ordinary course of business subsequent to December 31, 1997 which, individually or in the aggregate, are not material to the financial condition or operating results of the Company, and (y) obligations under contracts and commitments incurred in the ordinary course of business which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

     3.6  Business Condition.  Since December 31, 1997, the Company has not:

          (a) incurred any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

          (b) effected any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

          (c) sold, exchanged, or otherwise disposed of any of its assets or made any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets; other than in the ordinary course of business;

          (d) received notice of any resignation or termination of employment of any key officer of the Company and, to the best of its knowledge, there is no impending resignation or termination of employment of any such officer;

          (e) incurred any absolute or contingent material obligation by way of guaranty, endorsement, indemnity or warranty;

          (f) suffered any damage, destruction or loss, whether or not covered by insurance, to any of its material assets;

          (g) waived or compromised a material right or debt owed to it;

          (h) made any loan to its employees, officers or directors, other than travel advances made in the ordinary course of business;

          (i) entered into any contract or other arrangement relating to compensation of the Company's employees, officers or directors;

          (j) declared or paid any dividend or other distribution of the assets of the Company;

          (k) redeemed, repurchased, canceled, granted or issued or effected any other change to any of the capital stock of the Company or options to purchase the same;

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

          (l) entered into any agreement obligating the Company to make payments exceeding $50,000 in any fiscal year; or

          (m) to the best of its knowledge, suffered any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is currently conducted and as it is proposed to be conducted in the Business Plan).

     3.7 Compliance with Other Instruments; No Conflicts. The Company is not in breach or violation of any term of its Certificate of Incorporation, as amended and restated, or Bylaws, of any term or provision of any contract, agreement, instrument, judgment or decree, or any order, statute, rule or regulation, in each case where such breach or violation would have a material adverse effect on the Company. The execution, delivery and performance of and compliance with this Agreement, the Rights Agreement, the Voting Agreement and the Co-Sale Agreement and the issuance, sale and delivery of the Shares and the Common Stock issuable upon conversion of the Shares and the consummation of the other transactions contemplated hereby and thereby will not result in any such breach or violation.

     3.8 Litigation, Etc. There is no action, suit, proceeding or investigation pending, or to the best of the Company's knowledge threatened, against the Company or any of its properties or assets or that questions the validity of this Agreement, the Rights Agreement, the Voting Agreement or the Co-Sale Agreement, or any action taken or to be taken in connection herewith or that is reasonably likely to result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No action, suit or proceeding has been instituted or is threatened by the Company.

     3.9 Intangible Property. The Company owns, or has the right to use (or can obtain the right to use on reasonable commercial terms), all patents, trademarks, service marks, names, trade names, copyrights, licenses, trade secrets or other proprietary rights necessary to its business as now conducted, and has not received any written notice that it is infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, and to the Company's knowledge there is no basis for any such claim. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and process of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communication alleging that the Company has violated or, by conducting its business as proposed in the Business Plan, would violate any third party's patent, maskwork right, moral right, trademark, trade secret, trade name or copyright. To the Company's knowledge, none of the Company's officers or employees has improperly used or is making improper use of any confidential information or trade secrets of others, including those of any former employer of such officer or employee. The Company is not aware of any violation by a third party of any of its patents, licenses, trademarks, trade names, service marks, copyrights, trade secrets or other proprietary rights.

     3.10 Securities Laws; Governmental Consent. Based in part on the accuracy of the Purchasers' representations and warranties set forth in Section 4, the offer, sale and issuance of the Shares as provided in this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), and have been qualified (or are exempt from qualification) under all applicable state securities qualification requirements, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption. Except for the filing of the Restated Certificate and except for the filing of notices required or permitted to be filed after the Closing Date with certain United States federal and state securities commissions, which notices the Company will file on a timely basis, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement, the Rights Agreement, the Voting Agreement or the Co-Sale Agreement, the offer, sale or issuance of the Shares (and the issuance of the Common Stock issuable upon conversion of the Shares) or the consummation of any other transaction contemplated hereby, or by the Rights Agreement, the Voting Agreement or the Co-Sale Agreement.

     3.11 Contracts and Other Commitments. The Company is not a party to or in breach of any:

          (a) agreement, or group of related agreements, for the purchase of assets that involves an expenditure by the Company in excess of $25,000;

          (b) indenture, loan or credit agreement, security agreement, promissory note or other agreement or instrument, or group of related agreements or instruments, relating to or evidencing indebtedness for borrowed money in excess of $25,000;

          (c) lease or other agreement, or group of related leases or other agreements, under which the Company is lessee of or holds or operates any property, real or personal, owned by any other person under which payments to such person exceed $25,000 per year;

          (d) license agreement, either as licensor or licensee, that is material to the Company's business; or

          (e) other agreement or group of related agreements under which the Company is obligated to make payments exceeding $25,000 or which could result in the loss by the Company of any rights that are material to the conduct of its business.

     3.12 Registration Rights. Except as provided in the Rights Agreement, the Company has not granted or agreed to grant to any person or entity any rights (including piggyback

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registration rights) to have any securities of the Company registered with the
United States Securities and Exchange Commission ("SEC") or any other governmental authority.

     3.13 Minute Books. The minute books of the Company provided to special counsel to the Purchasers contain a complete summary of all meetings, consents and actions of the board of directors and the stockholders of the Company since the time of its incorporation, accurately reflecting all transactions referred to in such minutes in all material respects.

     3.14 Title to Property and Assets. The Company owns its material properties and assets free and clear of all mortgages, deeds of trust, liens, encumbrances, security interests and claims except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect the Company's rights to use and possess such properties and assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of the Company's knowledge, the Company holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property and assets.

     3.15 Labor Agreements and Actions. The Company is not bound by or subject to any contract, commitment or arrangement with any labor union, and to the Company's best knowledge, no labor union has requested, sought or attempted to represent any employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending nor, to the Company's best knowledge, threatened, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or employee intends to terminate their employment with the Company, nor does the Company have any present intention to terminate the employment of any of its officers or employees. The employment of each officer and employee of the Company is terminable at the will of the Company. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

     3.16 Interested Party Transactions. To the best knowledge of the Company, no officer or director of the Company or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to the Company any goods, property, technology, intellectual or other property rights or services or is in competition with the Company; or (ii) any contract or agreement to which the Company is a party or by which it may be bound or affected. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them.

     3.17 Stock Restriction Agreements. The Company has furnished to special counsel to the Purchasers true and complete copies of all stock restriction or other agreements pursuant to which shares of the Company's Common Stock have been issued.

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

     3.18 Invention Assignment and Confidentiality Agreement. Each current and former employee, consultant and contractor of the Company has entered into and executed an Invention Assignment and Confidentiality Agreement in the form attached to this Agreement as Exhibit G or an employment or consulting agreement containing substantially similar terms. No such employee, consultant or contractor has excluded works or inventions from his or her assignment of inventions to such employee or contractor's Invention Assignment and Confidentiality Agreement. The Company is not aware that any of its employees, consultants or contractors are in violation of such agreement.

     3.19 Disclosure. The Company has fully provided the Purchasers with all the information the Purchasers have requested for deciding whether to purchase the Shares. This Agreement and the Exhibits hereto (when read together) do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements therein or herein not misleading.

     3.20 No Breach by Employee. The Company is not aware that any employee, contractor or consultant of the Company is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction relating to the relationship of any such employee, contractor or consultant with the Company or any prior employer that would interfere with the use of his or her best efforts to carry out his or her duties for the Company or to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, the Rights Agreement, the Voting Agreement or the Co-Sale Agreement, nor the carrying on of the Company's business by the employees, consultants and contractors of the Company and the conduct of the Company's business as presently proposed will not, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees, consultants or contractors or the Company is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any employees of the Company (or persons the Company currently intends to hire) made prior to or outside the scope of their employment by the Company.

     3.21 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

     3.22 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are set forth on Exhibit C hereto. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) and Section 341(f) of the Code, respectively, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute

                                       8
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of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since inception, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

     3.23 Insurance. The Company has in full force and effect fire, casualty and liability insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed and adequate to protect the Company and its financial condition against the risks involved in the business of the Company.

     3.24 Marketing Rights. The Company has not granted rights to license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, distribute, market, or sell its products.

     3.25 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would be reasonably likely to materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted as set forth in the Business Plan. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

     3.26 Qualified Small Business Stock. As of the Closing: (i) the Company will not have taken any of the following actions that would prevent it from being treated as an "eligible corporation" as defined in Section 1202(e)(4) of the Code; (ii) the Company will not have made any purchases of its own stock during the one-year period preceding the Closing having an aggregate value exceeding 5% of the aggregate value of all of its stock as of the beginning of such period; and (iii) the Company's aggregate gross assets, as defined by Code
Section 1202(d)(2), at no time between the Company's date of incorporation and through the Closing will have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3).

     3.27 Small Business Concern. The Company, together with its affiliates (as that term is defined in 13 C.F.R. (S) 121.103), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder (the "Small Business Investment Act") and Part 121 of Title 13 of the United States Code of Federal Regulations. The information provided by the Company to each Purchaser that is a licensed Small Business Investment Company (an "SBIC Investor") on SBA Forms 480, 652 and 1031 delivered in connection herewith is accurate and complete. The Company acknowledges that,

                                       9
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based on information provided to the Company by such investor, each SBIC
Investor is a Federal licensee under the Small Business Investment Act.

     3.28 Acquisition Discussions. The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or
(iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

                                  SECTION IV

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser hereby severally represents and warrants to the Company with respect to the purchase of Shares as follows:

     4.1 Investment Experience. It is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares and the underlying Common Stock. Such Purchaser: (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Purchaser is able to fend for itself, can bear the economic risk of such Purchaser's investment in the Shares and has such knowledge and experience in financial or business matters that such Purchaser is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Purchaser to be aware of the character, business acumen and financial circumstances of such persons. Such Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

     4.2 Investment intent. It is acquiring the Shares and the underlying Common Stock for investment only for its own account, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the issuances of the Shares and the underlying Common Stock to such Purchaser have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent of such Purchaser as expressed herein.

     4.3 Rule 144. It acknowledges that the Shares and the underlying Common Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after the security was last held by the Company or an affiliate of the Company, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

     4.4 No Public Market. It understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Company's securities.

     4.5 Access to Data. It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management. It understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects which the Company believes to be material, but were not a thorough or exhaustive description, except as set forth in Section 3 hereof. The foregoing, however, does not limit or modify the representations and warranties made by the Company in Section 3 or the rights of the Purchasers to rely thereon.

     4.6 Authorization. Each of this Agreement, the Rights Agreement, the Voting Agreement and the Co-Sale Agreement when executed and delivered by such Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as the indemnification provisions of Section 5.7 of the Rights Agreement may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.7 Legends. It is understood that the certificates evidencing the Shares may bear one or all of the following legends:

          (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOLLOWING AN INITIAL PUBLIC OFFERING PURSUANT TO AN AGREEMENT BETWEEN THE HOLDERS OF THESE SECURITIES AND THE COMPANY."

          (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

     4.8 California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR

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

RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS EXEMPT.

                                   SECTION V

                             CONDITIONS TO CLOSING

     5.1 Conditions to the Purchasers' and the Company's Obligations. The obligations of a Purchaser to purchase and of the Company to issue and sell the Shares are subject to the fulfillment, on or prior to the Closing, of all of the following conditions, any of which may be waived in whole or in part by mutual agreement of such Purchaser and the Company:

          (a) The Company shall have obtained all consents, permits and waivers necessary or appropriate on the part of the Company for consummation of the transactions contemplated by this Agreement, the Rights Agreement, the Voting Agreement and the Co-Sale Agreement at such Closing. Except for the notices required to be filed after such Closing with certain federal and state securities commissions, which notices the Company will file on a timely basis, the Company shall have obtained all approvals of any federal or state governmental authority or regulatory body that are required on the part of the Company in connection with the lawful sale and issuance of the Shares and the Common Stock issuable upon conversion of the Shares at such Closing.

          (b) At such Closing, the purchase of the Shares by the Purchasers hereunder shall be legally permitted by all laws and regulations to which the Purchasers or the Company is subject.

          (c) The Restated Certificate shall have been filed with and accepted by the Secretary of State of the State of Delaware.

          (d) The Company and the Purchasers shall have entered into the Rights Agreement, the Voting Agreement and the Co-Sale Agreement.

     5.2 Additional Conditions to the Purchasers' Obligations. In addition to the conditions set forth in Section 5.1 hereof, each Purchaser's obligation to purchase the Shares is subject to the fulfillment, on or prior to the Closing, of all of the following conditions (except as otherwise provided below), any of which may be waived in whole or in part by such Purchaser:

          (a) The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of the Closing.

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

          (b) The Company shall have performed all obligations and conditions herein and in the Rights Agreement required to be performed or observed by it on or prior to the Closing.

          (c) Effective upon the Closing, the Board of Directors shall consist of Mark Korell, Steve Fraser, John Hummer, Derek Proudian, Jay Hoag, and one (1) vacancy.

          (d) The Purchasers shall have received from Gray Cary Ware & Freidenrich LLP, counsel to the Company, an opinion letter addressed to them, dated such Closing Date and in substantially the form attached hereto as Exhibit F.

          (e) The Voting Agreement, the Co-Sale Agreement and the Rights Agreement shall have been executed by the parties thereto (other than the Purchasers).

          (f) The Company shall have delivered to the Purchasers a certificate, executed by the President of the Company and dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a), 5.2(a), 5.2(b) and 5.2(c) and that there has been no materially adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since December 31, 1997.

          (g) All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser and to the Purchasers' special counsel, and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request. Such documents shall include (but not be limited to) the following:

              (i) A copy of the Restated Certificate and the Bylaws of the Company (as amended through the date of such Closing), certified by the Secretary or the Assistant Secretary of the Company as true and correct copies thereof as of such Closing.

              (ii) A certificate of the Secretary or an Assistant Secretary or other officer of the Company certifying the names of the officers of the Company authorized to sign this Agreement, the Rights Agreement, the Co-Sale Agreement and the Voting Agreement, the certificates for the Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.

              (iii) A copy of the resolutions of the Board of Directors and, if required, the stockholders of the Company evidencing the amendment to the Company's Certificate of Incorporation providing for the authorization of the Shares, the approval of this Agreement, the Rights Agreement, the Voting Agreement, the Co-Sale Agreement and the issuance of the Shares and the other matters contemplated hereby.

              (iv) Good standing certificates issued by the Delaware Secretary of State and the California Secretary of State dated within ten (10) days of the Closing.

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

          (h) The Company shall have executed and delivered to each Purchaser that is a licensed Small Business Investment Company (an "SBIC Investor") a Size Status Declaration on SBA form 480 and an Assurance of Compliance on SBA form 652, and shall have provided to each such Purchaser information necessary for the preparation of a Portfolio financing Report on SBA form 1031.

          (i) The Company shall have executed and delivered to Technology Crossover Ventures II, L.P., a Delaware Limited Partnership, and the other Purchasers affiliated therewith (collectively, "TCV"), a Management Rights Agreement in form and substance reasonably acceptable to counsel to the Company and counsel to the Purchasers.

     5.3 Additional Condition to Obligations of the Company. In addition to the conditions set forth in Section 5.1 hereof, the Company's obligation to issue and sell the Shares to each Purchaser is subject to the fulfillment to the Company's satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived in whole or in part by the Company:

          (a) The representations and warranties made by such Purchaser in
Section 4 hereof shall be true and correct when made, and shall be true and correct as of such Closing with the same force and effect as if they had been made on and as of the Closing.

          (b) Such Purchaser shall have performed all obligations and conditions herein or in the Rights Agreement required to be performed or observed by it on or prior to the Closing.

          (c) Such Purchaser shall have paid the consideration for the Shares to be sold to such Purchaser as set forth on Exhibit A hereto.

                                  SECTION VI

                                 MISCELLANEOUS

     6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

     6.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

     6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of the Purchaser to purchase Preferred shall not be assignable without the written consent of the Company.

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

     6.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated other than by a written instrument signed by the party against who enforcement of any such amendment, change, waiver, discharge or termination is sought; provided, however, that holders of more than fifty percent (50%) of the outstanding Shares (or Common Stock issued upon conversion of the Shares or a combination thereof) may waive or amend, with the Company's written consent, on behalf of all Purchasers and other holders of Shares, any provisions hereof benefiting the Purchasers (other than the provisions of Sections 5.1 and 5.2) so long as the effect thereof will be that all such Purchasers and other holders of Shares will be treated equally.

     6.5 Notices. Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified twenty-four (24) hours after confirmed transmission of a facsimile, one business day after deposit with a recognized overnight courier and four business days after deposit in the U.S. mail, certified or registered, return receipt requested, addressed (a) if to a Purchaser, at the address or addresses set forth on Exhibit A or at such other address as such Purchaser shall have furnished the Company in writing, with a copy to Carla Newell, Esq., Gunderson Dettmer Stough Villanueve Franklin & Hachigian LLP, 155 Constitution Drive, Menlo Park, CA 94025, or (b) if to the Company, at its address set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to the Purchaser in writing, with a copy to Gregory M. Gallo, Esq., Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California 94301.

     6.6 Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     6.7  Finder's Fees.

          (a) Except as set forth on Exhibit C hereto, the Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Purchasers harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible.

          (b) Each Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company and the other Purchasers harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser, or any of its employees or representatives, is responsible.

     6.8 Invention Assignment and Confidentiality Agreement. The Company shall use commercially reasonable efforts to prevent any violations of any Invention Assignment and Confidentiality Agreement between the Company and any employee, consultant or contractor of or to the Company.

     6.9 Titles and Subtitles. The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     6.11 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

     6.12 Payment of Fees and Expenses. Each party shall be responsible for paying its own fees, costs and expenses in connection with this Agreement and the transactions herein contemplated; provided, however, that if the Closing is effected, the Company agrees to pay the reasonable fees and expenses of special counsel to the Purchasers at Closing, provided that such fees and expenses of special counsel to the Purchasers are presented to the Company in a reasonably detailed invoice and that such amount does not exceed $20,000. In the event of any action to enforce any of the terms of this Agreement, the prevailing party shall be entitled to reimbursement from the non-prevailing party of its costs and expenses (including reasonable attorneys' fees) incurred in connection therewith, in addition to all other remedies and relief to which such prevailing party is entitled.

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